Exhibit 99.1

Certification of
Chief Executive Officer
Of The Keith Companies, Inc.

     This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, U.S.C. §1350, and accompanies the annual report on Form 10-K (the “Form 10-K”) for the period ended December 31, 2002 of The Keith Companies, Inc. (the “Issuer”).

     I, Aram Keith, the Chief Executive Officer of Issuer certify that to the best of my knowledge:

(i)	the Form 10-K fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: March 21, 2003

/s/ Aram H. Keith
Name:	Aram H. Keith

Subscribed and sworn to before me
this 21st day of March 2003.

/s/Linda M. Phillips
Name:	Linda M. Phillips

Title: Notary Public

My commission expires: 05/07/2003